Exhibit 10.2

20 William Street, Suite 310
Wellesley, MA 02481
781-304-1800 phone
781-304-1701 fax
www.stream.com

November 10, 2009

Mr. R. Scott Murray

Stream Global Services, Inc.

20 William Street, Suite 310

Wellesley, MA 02481

Dear Scott:

Stream Global Services, Inc., a Delaware corporation (the “Company”), and you hereby agree to amend the employment agreement dated as of July 15, 2008, as amended on December 29, 2008, and May 6, 2009, by and between the Company and you (the “Agreement”), as follows:

Section 7(a) is deleted in its entirety and replaced by inserting the following in lieu thereof:

(a)

the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a) or (d), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition of securities of the Company by Ares Corporate Opportunities Fund II, L.P. (“ACOF II”), Providence Equity Partners, LLC (“PEP”) or Ayala Corporation (“Ayala”); or any affiliate thereof, including, without limitation, any investment fund, investment partnership, investment account or other investment person whose investment manager, investment advisor, managing member or general partner, is ACOF II, PEP or Ayala or an affiliate of ACOF II, PEP or Ayala or any member, partner, director, officer or employee of such investment manager, investment advisor, managing member or general partner of ACOF II, PEP or Ayala or any affiliate of ACOF II, PEP or Ayala; or

Section 7 (c) is deleted in its entirety and replaced by inserting the following in lieu thereof:

(c)	the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 35% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; or

Except as modified by this letter or by other intervening amendments, all other terms and conditions of the Agreement shall remain in full force and effect. This letter may be executed in counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same documents.

STREAM GLOBAL SERVICES, INC.

By:	/s/ Sheila M. Flaherty
Sheila M. Flaherty
Chief Legal and Administrative Officer

Acknowledged and agreed:

/s/ R. Scott Murray
R. Scott Murray

Date:	11/10/09